Investor Contact: Melanie Skijus
Graphic Packaging Holding Company
770-240-8542
Melanie.Skijus@graphicpkg.com

Graphic Packaging Holding Company Reports Third Quarter 2019 Results
Highlights
•Q3 Net Sales were $1,581.6 million versus $1,531.8 million in the prior year period.
•Q3 Earnings per Diluted Share were $0.18 versus $0.30 in the prior year period.
•Q3 Adjusted Earnings per Diluted Share were $0.20 versus $0.22 in the prior year period.
•Q3 Net Income was $52.1 million versus $94.3 million in the prior year period.
•Q3 Adjusted EBITDA was $244.3 million versus $256.3 million in the prior year period.
•Completed the previously announced and planned extensive maintenance outage at our Texarkana SBS mill on time and on budget.
•Announced strategic $600 million investment in new coated recycled paperboard (CRB) machine in Kalamazoo, Michigan.
•Completed the acquisition of Artistic Carton Company, a diversified producer of folding cartons and CRB.
•Returned $79 million to stakeholders in Q3 through $50 million of share repurchases, $23 million of dividends, and $6 million of distributions to the GPIP Partner.

(ATLANTA, GA, Oct 22, 2019) Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage, foodservice, and other consumer products companies, today reported Net Income for third quarter 2019 of $52.1 million, or $0.18 per share, based on 293.7 million weighted average diluted shares. This compares to third quarter 2018 Net Income of $94.3 million, or $0.30 per share, based on 311.5 million weighted average diluted shares.
Third quarter 2019 Net Income was impacted by a net $5.3 million of special charges that are detailed in the Reconciliation of Non-GAAP Financial Measures table attached. When adjusting for these charges, Adjusted Net Income for the third quarter of 2019 was $57.4 million, or $0.20 per diluted share. This compares to third quarter 2018 Adjusted Net Income of $69.1 million, or $0.22 per diluted share.
Michael Doss, the Company’s President and CEO said, “The third quarter of 2019 was a solid quarter with Adjusted EBITDA of $244 million at the high-end of our expectations. Pricing improved by $34 million reflecting the benefits of our pricing initiatives. Importantly, our pricing to commodity input cost relationship was a positive $26 million for the quarter and $67 million for the first nine months of 2019. In addition, we successfully completed the previously announced and planned extensive maintenance outage at our Texarkana SBS mill on time and on budget.” Doss added, “We remain focused on capturing benefits from the consumer-driven shift into our innovative paperboard solutions and continue to expect that new product wins will drive 100-200 basis points of net organic volume growth in 2020.”
Operating Results
Net Sales
Net Sales increased 3.3% to $1,581.6 million in the third quarter of 2019, compared to $1,531.8 million in the prior year period. The $49.8 million increase was driven by $33.8 million of higher pricing and $27.9 million of improved volume/mix related primarily to acquisitions and organic volume growth. These benefits were partially offset by $11.9 million of unfavorable foreign exchange.
Attached is supplemental data highlighting Net Tons Sold by quarter for 2019 and 2018.

EBITDA
EBITDA for the third quarter of 2019 was $235.7 million. After adjusting both periods for charges associated with business combinations and other special charges, and the third quarter 2018 gain on sale of assets, Adjusted EBITDA decreased $12.0 million to $244.3 million in the third quarter of 2019 from $256.3 million in the third quarter of 2018. When comparing against the prior year quarter, Adjusted EBITDA in the third quarter of 2019 was positively impacted by $33.8 million of higher pricing. Favorable pricing was offset by $20.4 million of operating items (primarily the previously announced extensive mill maintenance outage at Texarkana), $7.6 million of commodity input cost inflation (primarily wood), $12.0 million of other inflation (primarily labor and benefits), $3.3 million of foreign exchange, and $2.5 million from volume/mix.
Other Results
Total Debt (Long-Term, Short-Term and Current Portion) decreased $67.8 million during the third quarter of 2019 to $3,002.8 million compared to the second quarter of 2019. Total Net Debt (Total Debt, net of Cash and Cash Equivalents) decreased $51.8 million during the third quarter of 2019 to $2,954.1 million compared to the second quarter of 2019. The Company's third quarter 2019 pro forma Net Leverage Ratio was 2.90 times Adjusted EBITDA compared to 2.91 times at the end of the second quarter of 2019.
At September 30, 2019, the Company had available liquidity of $1,486.7 million, including the undrawn availability under its global revolving credit facilities.
Net Interest Expense was $35.9 million in the third quarter of 2019, up compared to the $31.0 million reported in the third quarter of 2018, primarily reflecting higher average borrowing rates.
Capital expenditures for the third quarter of 2019 were $71.6 million compared to $96.6 million in the third quarter of 2018.
Third quarter 2019 Income Tax Expense was $16.9 million, compared to a $17.8 million expense in the third quarter of 2018.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Total Net Debt and pro forma Net Leverage Ratio is attached to this release.

Earnings Call
The Company will host a conference call at 10:00 a.m. ET today (October 22, 2019) to discuss the results of third quarter 2019. The conference call will be webcast and can be accessed from the Investors section of the Graphic Packaging website at www.graphicpkg.com. Participants may also listen via telephone by dialing 800-392-9489 from the United States and Canada, and 706-634-2372 from outside the United States and Canada. Telephone participants are required to provide the conference ID 2668375 and should call at least 10 minutes prior to the start of the conference call.
Forward Looking Statements
Any statements of the Company's expectations in this press release, including but not limited to projected organic volume growth, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives, cost reduction plans, and integration activities, as well as the Company’s debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, is committed to providing consumer packaging that makes a world of difference. The Company is a leading provider of paper-based packaging solutions for a wide variety of products to food, beverage, foodservice, and other consumer products companies. The Company operates on a global basis, is one of the largest producers of folding cartons and paper-based foodservice products in the United States, and holds leading market positions in coated recycled paperboard, coated unbleached kraft paperboard and solid bleached sulfate paperboard. The Company's customers include many of the world's most widely-recognized companies and brands. Additional information about Graphic Packaging, its business and its products is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2019	2018	2019	2018
Net Sales	$1,581.6	$1,531.8	$4,640.3	$4,520.1
Cost of Sales	1,315.2	1,273.5	3,820.0	3,800.4
Selling, General and Administrative	131.3	118.6	387.8	357.4
Other Expense, Net	4.2	0.7	7.1	4.1
Business Combinations, Shutdown and Other Special Charges and (Gain) on Sale of Assets, Net	8.2	(27.4)	24.3	7.5
Income from Operations	122.7	166.4	401.1	350.7
Nonoperating Pension and Postretirement Benefit Income (Expense)	—	4.1	(0.1)	12.4
Interest Expense, Net	(35.9)	(31.0)	(106.4)	(90.1)
Loss on Modification or Extinguishment of Debt	—	—	—	(1.9)
Income before Income Taxes and Equity Income of Unconsolidated Entity	86.8	139.5	294.6	271.1
Income Tax Expense	(16.9)	(17.8)	(60.9)	(41.4)
Income before Equity Income of Unconsolidated Entity	69.9	121.7	233.7	229.7
Equity Income of Unconsolidated Entity	0.1	0.3	0.5	1.0
Net Income	70.0	122.0	234.2	230.7
Net Income Attributable to Noncontrolling Interest	(17.9)	(27.7)	(60.4)	(57.1)
Net Income Attributable to Graphic Packaging Holding Company	$52.1	$94.3	$173.8	$173.6

Net Income Per Share Attributable to Graphic Packaging Holding Company — Basic	$0.18	$0.30	$0.59	$0.56
Net Income Per Share Attributable to Graphic Packaging Holding Company — Diluted	$0.18	$0.30	$0.59	$0.56

Weighted Average Number of Shares Outstanding - Basic	292.9	310.8	295.2	310.7
Weighted Average Number of Shares Outstanding - Diluted	293.7	311.5	295.9	311.3

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except share and per share amounts	September 30, 2019	December 31, 2018

ASSETS

Current Assets:
Cash and Cash Equivalents	$48.7	$70.5
Receivables, Net	591.9	572.9
Inventories, Net	1,075.2	1,014.4
Other Current Assets	55.2	106.0
Total Current Assets	1,771.0	1,763.8
Property, Plant and Equipment, Net	3,208.0	3,239.7
Goodwill	1,468.4	1,460.6
Intangible Assets, Net	481.0	523.8
Other Assets	265.7	71.3
Total Assets	$7,194.1	$7,059.2

LIABILITIES

Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$54.4	$52.0
Accounts Payable	628.7	711.6
Other Accrued Liabilities	408.7	408.7
Total Current Liabilities	1,091.8	1,172.3
Long-Term Debt	2,935.0	2,905.1
Deferred Income Tax Liabilities	495.1	462.2
Other Noncurrent Liabilities	366.3	225.3

Redeemable Noncontrolling Interest	271.3	275.8

SHAREHOLDERS’ EQUITY

Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 290,244,799 and 299,891,585 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	2.9	3.0
Capital in Excess of Par Value	1,901.4	1,944.4
Retained Earnings	45.1	10.0
Accumulated Other Comprehensive Loss	(392.8)	(377.9)
Total Graphic Packaging Holding Company Shareholders' Equity	1,556.6	1,579.5
Noncontrolling Interest	478.0	439.0
Total Equity	2,034.6	2,018.5
Total Liabilities and Shareholders' Equity	$7,194.1	$7,059.2

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
In millions	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$234.2	$230.7
Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities:
Depreciation and Amortization	337.8	331.8
Deferred Income Taxes	34.0	19.9
Amount of Postretirement Expense Greater (Less) Than Funding	0.6	(2.5)
Gain on the Sale of Assets	—	(38.6)
Other, Net	18.4	31.5
Changes in Operating Assets and Liabilities	(324.3)	(872.8)
Net Cash Provided by (Used in) Operating Activities	300.7	(300.0)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(213.1)	(258.6)
Packaging Machinery Spending	(16.8)	(11.4)
Acquisition of Businesses, Net of Cash Acquired	(52.9)	(89.0)
Beneficial Interest on Sold Receivables	320.3	902.8
Beneficial Interest Obtained in Exchange for Proceeds	(155.4)	(226.9)
Proceeds Received from the Sale of Assets, Net of Selling Costs	—	49.4
Other, Net	(3.5)	(6.0)
Net Cash (Used in) Provided by Investing Activities	(121.4)	360.3

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(128.8)	—
Payments on Debt	(27.4)	(143.3)
Proceeds from Issuance of Debt	300.0	—
Borrowings under Revolving Credit Facilities	1,970.7	1,297.5
Payments on Revolving Credit Facilities	(2,216.0)	(1,148.5)
Repurchase of Common Stock related to Share-Based Payments	(4.1)	(4.1)
Debt Issuance Costs	(5.0)	(7.9)
Dividends and Distributions Paid to GPIP Partner	(87.0)	(82.1)
Other, Net	(3.2)	1.2
Net Cash Used in Financing Activities	(200.8)	(87.2)
Effect of Exchange Rate Changes on Cash	(0.3)	(0.8)
Net Decrease in Cash and Cash Equivalents	(21.8)	(27.7)
Cash and Cash Equivalents at Beginning of Period	70.5	67.4
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$48.7	$39.7

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization, including pension amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges (income) associated with: the Company's business combinations, facility shutdowns, extended mill outage, sale of assets and other special charges. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions, except per share amounts	2019	2018	2019	2018
Net Income Attributable to Graphic Packaging Holding Company	$52.1	$94.3	$173.8	$173.6
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	17.9	27.7	60.4	57.1
Income Tax Expense	16.9	17.8	60.9	41.4
Equity Income of Unconsolidated Entity	(0.1)	(0.3)	(0.5)	(1.0)
Interest Expense, Net	35.9	31.0	106.4	90.1
Depreciation and Amortization	113.0	112.2	345.4	336.3
EBITDA	235.7	282.7	746.4	697.5
Gain on Sale of Assets	—	(37.1)	—	(38.6)
Charges Associated with Business Combinations and Shutdown and Other Special Charges(a)	8.6	10.7	24.7	62.1
Loss on Modification or Extinguishment of Debt	—	—	—	1.9
Adjusted EBITDA	$244.3	$256.3	$771.1	$722.9

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	15.4%	16.7%	16.6%	16.0%

Net Income Attributable to Graphic Packaging Holding Company	$52.1	$94.3	$173.8	$173.6
Gain on Sale of Assets	—	(37.1)	—	(38.6)
Charges Associated with Business Combinations and Shutdown and Other Special Charges(a)	8.6	10.7	24.7	62.1
Loss on Modification or Extinguishment of Debt	—	—	—	1.9
Tax Impact of, Business Combinations, Shutdown and Other Special Charges, Gain on Sale of Assets, and Loss on Modification or Extinguishment of Debt	(1.5)	5.6	(4.8)	(5.6)
Tax Reform	—	(10.9)	—	(10.9)
Noncontrolling Interest, Net of Tax	(1.8)	6.5	(5.0)	(0.6)
Adjusted Net Income Attributable to Graphic Packaging Holding Company	$57.4	$69.1	$188.7	$181.9

Adjusted Earnings Per Share - Basic	$0.20	$0.22	$0.64	$0.59
Adjusted Earnings Per Share - Diluted	$0.20	$0.22	$0.64	$0.58
(a) For the three months ended September 30, 2019 and September 30, 2018, $0.4 million and $1.0 million, respectively, is recorded in costs of sales for inventory valuation adjustments related to business combinations. For the nine months ended September 30, 2019 and September 30, 2018, $0.4 million and $16.0 million, respectively, is recorded in costs of sales for inventory valuation adjustments related to business combinations.

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	September 30,	September 30,	December 31,
In millions	2019	2018	2018
Net Income	$221.3	$347.5	$221.1
Add (Subtract):
Net Income Attributable to Noncontrolling Interest	76.2	57.1	72.9
Income Tax (Benefit) Expense	74.2	(71.2)	54.7
Equity Income of Unconsolidated Entities	(0.7)	(1.4)	(1.2)
Interest Expense, Net	140.0	113.4	123.7
Depreciation and Amortization	446.0	431.2	436.9
EBITDA	957.0	876.6	908.1
Charges Associated with Business Combinations and Shutdown and Other Special Charges	32.6	79.1	70.0
Extended Augusta Mill Outage (fourth quarter of 2018)	29.6	—	29.6
Gain on Sale of Assets, Net	—	(42.3)	(38.6)
Loss on Modification or Extinguishment of Debt	—	1.9	1.9
Adjusted EBITDA	1,019.2	915.3	971.0
EBITDA Attributable to NACP from October 1, 2017 to December 31, 2017	—	62.0	—
Adjusted EBITDA for Purposes of Calculating Net Leverage Ratio	$1,019.2	$977.3	$971.0

	September 30,	September 30,	December 31,
Calculation of Net Debt:	2019	2018	2018
Short-Term Debt and Current Portion of Long-Term Debt	$54.4	$51.9	$52.0
Long-Term Debt (a)	2,948.4	2,892.0	2,915.7
Less:
Cash and Cash Equivalents	(48.7)	(39.7)	(70.5)
Total Net Debt	$2,954.1	$2,904.2	$2,897.2

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	2.90	2.97	2.98
(a) Excludes unamortized deferred debt issue costs.

	Nine Months Ended
	September 30,
In millions	2019	2018
Net Cash Provided by (Used in) Operating Activities	$300.7	$(300.0)
Net Cash Receipts from Receivables Sold included in Investing Activities	164.9	675.9
Cash Payments Associated with Business Combinations and Shutdown and Other Special Charges	17.6	40.3
Adjusted Net Cash Provided by Operating Activities	$483.2	$416.2
Capital Spending	(229.9)	(270.0)
Adjusted Cash Flow	$253.3	$146.2

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2019

Net Tons Sold (000's)	943.4	965.9	992.9	—
2018

Net Tons Sold (000's)	963.7	961.1	968.1	916.8